Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Credit Facility Amendment and
Second Quarter 2013 Earnings Release Date

CALGARY, ALBERTA, July 29, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced the completion of an amendment to the Company’s syndicated credit facility and the earnings release date for the Company’s second quarter 2013 results.

Credit Facility Amendment

On July 26, 2013, Lone Pine completed an amendment to the Company’s syndicated credit facility whereby the Company’s Total Debt to EBITDA financial covenant, which previously had a permitted ratio of 4.5 to 1.0 for any quarterly period ending on or before June 30, 2013, has been increased to 5.75 to 1.0 for any quarterly period ending on or before June 30, 2013.  For all periods after June 30, 2013, the maximum permitted Total Debt to EBITDA ratio remains at 4.0 to 1.0.  There was no change to the Company’s borrowing base of $185 million as part of this amendment.

This amendment resulted from an ongoing active dialogue with the Company’s syndicate of lenders whereby Lone Pine has provided an update on the current status of its strategic asset review as well as certain other deleveraging initiatives the Company is pursuing.  Lone Pine is focused on addressing its liquidity issues and is currently engaged in discussions with the holder of a majority of the aggregate principal amount of its 10.375% senior notes due 2017 (the “Senior Notes”) in connection with a possible restructuring or refinancing of the Senior Notes. These discussions include, among other things, the terms of a possible conversion of a portion of the Senior Notes into an alternate form of debt security, into equity or an equity-like security, a combination thereof, and other terms of a comprehensive restructuring.  In connection with these discussions, Lone Pine has retained legal and financial advisors.  The outcome of these discussions is uncertain, and it is not known if Lone Pine will be successful in obtaining agreement on the terms of a potential restructuring of the Senior Notes on a consensual basis.

As of June 30, 2013, Lone Pine’s long term debt consisted of $178 million outstanding under the credit facility and US$195 million of senior notes.  Lone Pine had a $13 million cash balance as at July 26, 2013.

Second Quarter 2013 Earnings Release Date

Lone Pine has scheduled its second quarter 2013 earnings release to be issued after the close of trading on the New York Stock Exchange and Toronto Stock Exchange on Thursday, August 8, 2013.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; our estimates of future capital expenditures; our future revenues, our cash flows and expenses; our plans to dispose of non-core assets; our plans to restructure or refinance our Senior Notes or otherwise complete a comprehensive restructuring; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and NGL prices; the amount, nature and timing of future capital expenditures, including future development costs; and our ability to access the capital markets to fund capital and other expenditures.

These risks relating to Lone Pine include, but are not limited to, our level of indebtedness; our ability to make the August 15, 2013 interest payment on the Senior Notes; our ability to pursue a strategic restructuring, refinancing or other transaction which may be necessary for us to continue as a going concern, and which ability may be limited in light of our current liquidity situation; any determination by us to make a filing for relief under the Canadian Companies’ Creditors Arrangement Act and Chapter 11 or Chapter 15 of the U.S. Bankruptcy Code or the filing of an involuntary petition for bankruptcy against us, and the impact of any such filing on its business and operations; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures, meet working capital needs and its ability to continue as a going concern; our ability to comply with the terms and conditions of the Credit Agreement and the Senior Notes, and in the event that they are unable to comply with such terms and conditions, their ability to pay any accelerated indebtedness; a significant reduction in the borrowing base under the Credit Agreement; the volatility of our stock price, and the ability of our common stock to remain listed on the New York Stock Exchange and Toronto Stock Exchange; our ability to maintain relationships with suppliers, customers, employees, stockholders and other third parties in light of our current liquidity situation; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion, production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in a decrease in the borrowing base under the Credit Agreement and ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC, including specifically its Current Report on Form 8-K filed July 29, 2013, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000